Exhibit 99.1

PepGen Announces Proposed Public Offering

September 24, 2025

BOSTON—(BUSINESS WIRE)--Sep. 24, 2025— PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced that it has commenced an underwritten public offering of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock. All of the shares and pre-funded warrants are being offered by PepGen. In addition, PepGen intends to grant the underwriters a 30-day option to purchase additional shares of its common stock. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Leerink Partners and Stifel are acting as joint book-running managers for the proposed offering.

PepGen currently intends to use the net proceeds from this offering to fund its ongoing research and clinical development efforts, including the FREEDOM-DM1 and FREEDOM2-DM1 clinical trials, as well as for working capital and other general corporate purposes.

The securities are being offered pursuant a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on July 8, 2024 by, the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, telephone: (415) 364-2720 or by emailing syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, the Company is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including those relating to PepGen’s expectations regarding the completion, timing and size of the public offering and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

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Investor Contact

Laurence Watts

New Street Investor Relations

laurence@newstreetir.com

Source: PepGen Inc.